                                                                    Exhibit 4.17

                                   GUARANTEE


     For value received, the undersigned hereby, jointly and severally, unconditionally guarantee, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of and interest on this Security in the amounts and at the times when due and interest on the overdue principal, interest, if any, and Additional Amounts with respect to this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article XIII of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XIII of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XIII of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture (the "Indenture") dated as of December 17, 2001 among AMVESCAP PLC, the Guarantors and SunTrust Bank, as trustee (the "Trustee").

     The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article XIII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

     This Guarantee will be a senior unsecured obligation of the Guarantors and will rank pari passu in right of payment with all other existing and future senior unsecured obligations of the Guarantors.

     This Guarantee shall be governed by and construed in accordance with the laws of the state of New York.

     This Guarantee is subject to release upon the terms set forth in the Indenture.

     IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Date:  December 17, 2001
                             A I M MANAGEMENT GROUP, INC.


                             By:  /s/ Robert H. Graham
                                 ----------------------------------
                                 Name:
                                 Title:

                             A I M ADVISORS, INC.


                             By:  /s/ Robert H. Graham
                                 ----------------------------------
                                 Name:
                                 Title:

                             INVESCO INSTITUTIONAL (N.A.), INC.


                             By:  /s/ John D. Rogers
                                 ----------------------------------
                                 Name: John Rogers
                                 Title: CEO and President

                             INVESCO NORTH AMERICAN
                             HOLDINGS, INC.


                             By:  /s/ Neil Williams
                                 ----------------------------------
                                 Name: Neil Williams
                                 Title: Secretary